Exhibit 99.1
Endurance Reports Fourth Quarter 2014 Financial Results

PEMBROKE, Bermuda – February 5, 2015 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $76.4 million and $1.70 per diluted common share for the fourth quarter of 2014 versus net income of $59.0 million and $1.33 per diluted common share for the fourth quarter of 2013.
For the year ended December 31, 2014, Endurance reported net income available to common shareholders of $315.7 million and $7.06 per diluted common share versus net income of $279.2 million and $6.37 per diluted common share for the year ended December 31, 2013. Book value per diluted share was $61.33 at December 31, 2014, up 11.1% from December 31, 2013.
Operating highlights for the quarter ended December 31, 2014 were as follows:

•	Gross premiums written of $421.0 million, an increase of 13.5% compared to the same period in 2013;

•	Net premiums written of $234.0 million, a decline of 16.5% compared to the same period in 2013;

•	Combined ratio of 83.2%, which included 14.6 percentage points of favorable prior year loss reserve development and 2.1 percentage points of catastrophe losses from 2014 events;

•	Net investment income of $25.9 million, a decrease of $20.5 million from the same period in 2013;

•	Operating income of $78.5 million and $1.75 per diluted common share; and

•	Operating return on average common equity for the quarter of 2.9% or 11.5% on an annualized basis.

Operating highlights for the twelve months ended December 31, 2014 were as follows:

•	Gross premiums written of $2,894.1 million, an increase of 8.6% over the same period in 2013;

•	Net premiums written of $1,934.2 million, a decline of 5.6% over the same period in 2013;

•
Combined ratio of 86.0%, which included 12.5 percentage points of favorable prior year loss reserve development, 2.7 percentage points of current year catastrophe losses, and 0.8 percentage points of expenses related to the proposed acquisition of Aspen;

•	Net investment income of $131.5 million, a decrease of $34.7 million over the same period in 2013;

•	Operating income, excluding $20.3 million of expenses related to the proposed acquisition of Aspen, of $324.3 million and $7.25 per diluted common share; and

•	Operating return on average common equity for the year, excluding expenses related to the proposed acquisition of Aspen, of 12.4%.

John R. Charman, Chairman and Chief Executive Officer, commented, “The fourth quarter capped a very strong year for Endurance both financially and strategically; this performance was even more commendable when taking into account the continued root and branch transformation within our company. We generated a strong return on equity and double digit growth in book value per share as well as continuing to profitably grow our underwriting business by products and geographies. Endurance is now firmly established as a leading underwriter with a significantly improved global presence and much broader underwriting capability in the specialty insurance and reinsurance markets. Importantly, we are increasingly relevant to our global clients and broker distribution channels in terms of access, capability and capacity across the board. Our 2014 results were a strong, early confirmation that our efforts over the last couple of years are paying off as company wide gross premiums written, excluding agriculture insurance, grew 18.5%, while accident year loss ratios continued to improve throughout both segments. We are resolute in our determination and commitment to continue the profitable transformation of Endurance during 2015 and beyond and we remain highly focused on generating superior shareholder returns, regardless of how challenging market conditions become."
Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended December 31, 2014 were as follows:

•	Gross premiums written of $322.0 million, an increase of 60.4% from the fourth quarter of 2013;

•	Net premiums written of $140.7 million, an increase of 25.7% from the fourth quarter of 2013; and

•
Combined ratio of 100.2%, which improved 22.8 percentage points from the fourth quarter of 2013 and included 12.2 percentage points of favorable prior year loss reserve development and 8.5 percentage points of hail losses in the agriculture line of business.

Operating highlights for Endurance’s Insurance segment for the year ended December 31, 2014 were as follows:

•	Gross premiums written of $1,716.1 million, an increase of 16.3% from the same period in 2013;

•	Net premiums written of $860.4 million, a decrease of 7.7% from the same period in 2013; and

•
Combined ratio of 100.1%, which improved 5.2 percentage points from full year 2013 and included favorable prior year loss reserve development of 9.7 percentage points, 3.7 percentage points of hail losses in the agriculture line of business and 0.8 percentage point of general and administrative expenses related to the proposed acquisition of Aspen.

Gross premiums written in the Insurance segment, excluding agriculture insurance, increased $109.9 million or 77.1% and $329.1 million or 63.2% for the quarter and year ended December 31, 2014 compared to the same periods in 2013 as recently hired global underwriters within professional lines, casualty and other specialty, and property, marine and energy continued to generate strong premium growth. Within agriculture insurance, gross premiums written increased $11.4 million in the fourth quarter compared to a year ago, driven by increased policy counts related to winter wheat. For the full year, agriculture gross premiums written declined $88.4 million from a year ago driven by declines in spring crop commodity prices, partially offset by increased policy counts. Net premiums written in the Insurance segment, excluding agriculture insurance, increased $25.0 million and $39.5 million for the fourth quarter and year ended December 31, 2014 compared to the same periods in 2013 from growth in gross premiums written in the current periods partially offset for the year from greater levels of reinsurance purchased, including increased quota share protection for both individual lines of business and across the entire portfolio, as well as increased excess of loss reinsurance protection for the agriculture insurance business.

The improvement in the Insurance segment combined ratio for the quarter ended December 31, 2014 compared to the same period in 2013 was driven by an improved net loss ratio partially offset by higher acquisition and general and administrative expense ratios. The reduction in the net loss ratio in the current quarter compared to a year ago was primarily driven by increased favorable development of prior year reserves and improvements in the accident year loss ratio within the agriculture line of business. While the absolute amount of general and administrative expenses declined in the fourth quarter compared to a year ago, earned premiums declined a greater amount leading to the modest increase in the general and administrative expense ratio. The current quarter's increase in the acquisition ratio was driven by a greater portion of premiums generated from specialty lines, which have higher acquisition related costs. For the year ended December 31, 2014, the combined ratio improved compared to the same period a year ago, as a lower net loss ratio was partially offset by higher acquisition and general and administrative expense ratios.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended December 31, 2014 were as follows:

•	Gross premiums written of $99.0 million, a decrease of 41.8% from the fourth quarter of 2013;

•	Net premiums written of $93.3 million, a decrease of 44.5% from the fourth quarter of 2013; and

•
Combined ratio of 68.6%, which increased 2.5 percentage points from the same period a year ago and included favorable prior year loss reserve development of 16.7 percentage points and net catastrophe losses from 2014 events of $10.4 million, or 3.9 percentage points.

Operating highlights for Endurance’s Reinsurance segment for the year ended December 31, 2014 were as follows:

•	Gross premiums written of $1,177.9 million, a decrease of 1.0% from the same period in 2013;

•	Net premiums written of $1,073.8 million, a decrease of 3.8% from the same period in 2013; and

•
Combined ratio of 74.6% which improved 2.2 percentage points compared to full year 2013 and included favorable prior year loss reserve development of 14.9 percentage points, net catastrophe losses from 2014 events of $51.1 million or 4.9 percentage points and 0.9 percentage points of expenses related to the proposed acquisition of Aspen.

Gross premiums written in the Reinsurance segment decreased $71.0 million and $11.9 million for the quarter and year ended December 31, 2014 compared to the same periods in 2013. For the fourth quarter of 2014, the decrease was driven by declines within the catastrophe, property, casualty and professional lines partially offset by an increase within the specialty line of business. Catastrophe and property gross premiums written decreased $7.9 million in the current quarter compared to a year ago as we continue to non-renew select contracts due to margins no longer meeting our return targets. Casualty gross premiums written declined $9.6 million largely due to negative premium adjustments in the current quarter compared to positive premium adjustments a year ago. Within professional lines, gross premiums declined $69.7 million as the renewal for a large contract written a year ago was extended in the second quarter of 2014. Gross premiums written in the specialty lines of business grew $16.2 million for the current quarter compared to a year ago principally due to new business generated by our recently expanded marine, international agriculture and trade credit and surety teams. For the quarter and year ended December 31, 2014, net premium growth was predominantly impacted by proportional and aggregate excess of loss retrocessional purchases in the Company’s catastrophe portfolio.

The increase in the combined ratio in the Reinsurance segment for the fourth quarter of 2014 compared to the same period in 2013 was due to a higher net loss ratio, partially offset by lower acquisition and general and administrative expense ratios. The current quarter’s net loss ratio included 4.0 percentage points of catastrophe losses mainly related to Australian storms and increased estimated losses from other 2014 events, while the fourth quarter of 2013 included 2.8 percentage points of catastrophe losses mainly related to European storms. The net loss ratio in the fourth quarter of 2014 also benefited from $42.3 million, or 16.7 percentage points, of favorable prior year loss reserve development, compared to $56.1 million, or 21.3 percentage points, for the same period a year ago. The favorable development in both periods was predominantly driven by short tail and specialty lines of business as losses have developed better than originally estimated. The decline in the acquisition expense ratio in the current quarter compared to a year ago was due to loss sensitive accrual adjustments. The lower general and administrative expenses for the fourth quarter of 2014 resulted primarily from lower expenses associated with the hiring of new underwriting teams as fewer new underwriters were hired during the fourth quarter compared to a year ago.

For the full year 2014, the Reinsurance segment reported a combined ratio of 74.6% compared to 76.8% for the same period in 2013 principally due to a lower net loss ratio partially offset by higher acquisition and general and administrative expense ratios.

Investments

Endurance’s net investment income for the quarter and year ended December 31, 2014 was $25.9 million and $131.5 million, a decrease of $20.5 million and $34.7 million, respectively, compared to the same periods in 2013. The total return of Endurance’s investment portfolio was 0.40% and 2.79% for the quarter and year ended December 31, 2014, respectively, compared to 0.74% and 1.43% for the quarter and year ended December 31, 2013, respectively. Investment income generated from Endurance’s available for sale investments increased by $4.8 million and $10.7 million for the quarter and year ended December 31, 2014, respectively, compared to the same periods in 2013 due to an increase in the available for sale investment base. During the quarter and year ended December 31, 2014, Endurance’s net investment income included losses of $2.9 million and gains of $19.6 million, respectively, on its alternative investment funds and high yield loan funds, which are included in other investments, as compared to gains of $21.2 million and $64.3 million in the quarter and year ended December 31, 2013, respectively. The ending book yield on Endurance’s fixed maturity investments at December 31, 2014 was 2.21%, up from 2.05% at December 31, 2013.

At December 31, 2014, Endurance’s fixed maturity portfolio, which comprises 87.0% of Endurance’s investments, had an average credit quality of AA- and a duration of 2.91 years. Endurance’s fixed maturity portfolio was in a net unrealized gain position of $86.1 million at December 31, 2014, an increase of $40.2 million from December 31, 2013. Endurance recorded net realized investment gains, net of investment impairments and excluding intangible asset impairment, of $1.4 million and $19.1 million during the quarter and year ended December 31, 2014, compared to net realized investment gains of $5.2 million and $13.5 million during the quarter and year ended December 31, 2013.

Endurance ended the fourth quarter of 2014 with cash and invested assets of $6.6 billion, which represents a 1.6% increase from December 31, 2013. Net operating cash inflow was $266.3 million for the year ended December 31, 2014 versus $157.9 million for the same period in 2013.

Capitalization and Shareholders’ Equity

At December 31, 2014, Endurance’s shareholders’ equity was $3.19 billion or $61.33 per diluted common share versus $2.89 billion or $55.18 per diluted common share at December 31, 2013. For the quarter and year ended December 31, 2014, Endurance declared and paid common dividends of $0.34 and $1.36 per share, respectively.

Earnings Call

Endurance will host a conference call on February 6, 2015 at 9:00 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 715-1394 or (913) 312-1462 (international) and entering pass code: 8183550. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 20, 2015 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 8183550.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the fourth quarter of 2014 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per diluted common share, operating income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property, marine and energy lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.  For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Endurance may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "should," “would,” "expect," "intend," "plan," "believe," "project," “target,” "anticipate," "seek," "will," “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of United States dollars, except share and per share amounts)

	December 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$745,472	$845,851
Fixed maturity investments, available for sale, at fair value	5,092,581	4,823,964
Short-term investments, available for sale, at fair value	9,014	35,028
Equity securities, available for sale, at fair value	331,368	252,466
Other investments	541,454	617,478
Premiums receivable, net	883,450	669,198
Insurance and reinsurance balances receivable	122,214	127,722
Deferred acquisition costs	207,368	186,027
Prepaid reinsurance premiums	354,940	187,209
Reinsurance recoverable on unpaid losses	670,795	593,755
Reinsurance recoverable on paid losses	218,291	164,220
Accrued investment income	27,183	24,104
Goodwill and intangible assets	153,405	165,378
Deferred tax asset	48,995	51,703
Net receivable on sales of investments	38,877	54,910
Other assets	199,375	179,109
Total Assets	$9,644,782	$8,978,122

Liabilities
Reserve for losses and loss expenses	$3,846,859	$4,002,259
Reserve for unearned premiums	1,254,519	1,018,851
Deposit liabilities	15,136	19,458
Reinsurance balances payable	375,711	181,061
Debt	527,715	527,478
Net payable on purchases of investments	151,682	129,047
Other liabilities	287,978	213,419
Total Liabilities	6,459,600	6,091,573

Shareholders' Equity
Preferred shares
Series A, non-cumulative - 8,000,000 issued and outstanding (2013 - 8,000,000)	8,000	8,000
Series B, non-cumulative - 9,200,000 issued and outstanding (2013 - 9,200,000)	9,200	9,200
Common shares
44,765,153 issued and outstanding (2013 - 44,368,742)	44,765	44,369
Additional paid-in capital	598,226	569,116
Accumulated other comprehensive income	76,706	62,731
Retained earnings	2,448,285	2,193,133
Total Shareholders’ Equity	3,185,182	2,886,549

Total Liabilities and Shareholders’ Equity	$9,644,782	$8,978,122

Book Value per Common Share
Dilutive common shares outstanding	44,920,768	44,518,210
Diluted book value per common share [a]	$61.33	$55.18
Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2013, which was derived from Endurance’s audited financial statements.
[a] Excludes the $430 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of United States dollars, except share and per share amounts)

	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Revenues
Gross premiums written	$421,026	$370,809	$2,894,076	$2,665,244

Net premiums written	$233,968	$280,064	$1,934,206	$2,048,933
Change in unearned premiums	237,311	219,423	(70,228)	(32,449)

Net premiums earned	471,279	499,487	1,863,978	2,016,484
Other underwriting loss	(1,847)	(2,740)	(5,786)	(2,046)
Net investment income	25,894	46,346	131,543	166,216
Net realized and unrealized (losses) gains	(3,788)	5,197	14,283	15,164

Total other-than-temporary impairment losses	(214)	(41)	(625)	(1,616)
Portion of loss recognized in other comprehensive income (loss)	—	—	—	—
Net impairment losses recognized in earnings	(214)	(41)	(625)	(1,616)

Total revenues	491,324	548,249	2,003,393	2,194,202

Expenses
Net losses and loss expenses	243,801	302,620	970,162	1,219,684
Acquisition expenses	75,363	82,151	319,513	304,430
General and administrative expenses [a]	73,011	79,599	313,587	294,906
Amortization of intangibles	1,621	1,634	6,484	7,012
Net foreign exchange (gains) losses	(227)	5,718	3,839	14,214
Interest expense [b]	9,058	9,050	40,968	36,188
Total expenses	402,627	480,772	1,654,553	1,876,434

Income before income taxes	88,697	67,477	348,840	317,768
Income tax expense	(4,124)	(296)	(390)	(5,853)
Net income	84,573	67,181	348,450	311,915

Preferred dividends	(8,186)	(8,186)	(32,750)	(32,750)

Net income available to common and participating common shareholders [c]	$76,387	$58,995	$315,700	$279,165

Per share data
Basic earnings per common share	$1.71	$1.33	$7.07	$6.37
Diluted earnings per common share	$1.70	$1.33	$7.06	$6.37
[a] Includes $0.2 million and $15.5 million of general and administrative expenses for the quarter and year ended December 31, 2014, respectively, incurred in relation to the Company’s proposed acquisition of Aspen.
[b] Includes nil and $4.8 million of interest expenses for the quarter and year ended December 31, 2014, respectively, incurred in relation to the Company’s proposed acquisition of Aspen.
[c] Adding back the $0.2 million and $20.3 million of expenses incurred in relation to the Company’s proposed acquisition of Aspen for the quarter and year ended December 31, 2014, respectively, net income available to common and participating common shareholders would increase to $76.6 million and $336.0 million, respectively, or $1.71 and $7.51, respectively, per diluted common share. See reconciliation on page 18.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Quarter Ended December 31, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$321,983	$99,043	$421,026
Ceded premiums written	(181,281)	(5,777)	(187,058)
Net premiums written	140,702	93,266	233,968
Net premiums earned	217,745	253,534	471,279
Other underwriting loss	—	(1,847)	(1,847)
Total underwriting revenues	217,745	251,687	469,432

Expenses
Net losses and loss expenses	159,784	84,017	243,801
Acquisition expenses	17,809	57,554	75,363
General and administrative expenses	40,645	32,366	73,011
	218,238	173,937	392,175
Underwriting (loss) income	$(493)	$77,750	$77,257

Net loss ratio	73.3%	33.1%	51.7%
Acquisition expense ratio	8.2%	22.7%	16.0%
General and administrative expense ratio	18.7%	12.8%	15.5%
Combined ratio	100.2%	68.6%	83.2%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Quarter Ended December 31, 2013
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$200,726	$170,083	$370,809
Ceded premiums written	(88,750)	(1,995)	(90,745)
Net premiums written	111,976	168,088	280,064
Net premiums earned	235,967	263,520	499,487
Other underwriting loss	—	(2,740)	(2,740)
Total underwriting revenues	235,967	260,780	496,747

Expenses
Net losses and loss expenses	230,708	71,912	302,620
Acquisition expenses	16,754	65,397	82,151
General and administrative expenses	42,804	36,795	79,599
	290,266	174,104	464,370
Underwriting (loss) income	$(54,299)	$86,676	$32,377

Net loss ratio	97.8%	27.3%	60.7%
Acquisition expense ratio	7.1%	24.8%	16.4%
General and administrative expense ratio	18.1%	14.0%	15.9%
Combined ratio	123.0%	66.1%	93.0%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Year Ended December 31, 2014
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,716,128	$1,177,948	$2,894,076
Ceded premiums written	(855,722)	(104,148)	(959,870)
Net premiums written	860,406	1,073,800	1,934,206
Net premiums earned	833,912	1,030,066	1,863,978
Other underwriting loss	—	(5,786)	(5,786)
Total underwriting revenues	833,912	1,024,280	1,858,192

Expenses
Net losses and loss expenses	594,561	375,601	970,162
Acquisition expenses	65,368	254,145	319,513
General and administrative expenses	174,575	139,012	313,587
	834,504	768,758	1,603,262
Underwriting (loss) income	$(592)	$255,522	$254,930

Net loss ratio	71.4%	36.4%	52.1%
Acquisition expense ratio	7.8%	24.7%	17.1%
General and administrative expense ratio	20.9%	13.5%	16.8%
Combined ratio	100.1%	74.6%	86.0%

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Year Ended December 31, 2013
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,475,429	$1,189,815	$2,665,244
Ceded premiums written	(542,919)	(73,392)	(616,311)
Net premiums written	932,510	1,116,423	2,048,933
Net premiums earned	946,474	1,070,010	2,016,484
Other underwriting loss	—	(2,046)	(2,046)
Total underwriting revenues	946,474	1,067,964	2,014,438

Expenses
Net losses and loss expenses	774,425	445,259	1,219,684
Acquisition expenses	64,778	239,652	304,430
General and administrative expenses	157,596	137,310	294,906
	996,799	822,221	1,819,020
Underwriting (loss) income	$(50,325)	$245,743	$195,418

Net loss ratio	81.8%	41.6%	60.5%
Acquisition expense ratio	6.8%	22.4%	15.1%
General and administrative expense ratio	16.7%	12.8%	14.6%
Combined ratio	105.3%	76.8%	90.2%

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

	Quarter Ended December 31,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	73.3%	97.8%	33.1%	27.3%	51.7%	60.7%
Acquisition expense ratio	8.2%	7.1%	22.7%	24.8%	16.0%	16.4%
General and administrative expense ratio	18.7%	18.1%	12.8%	14.0%	15.5%	15.9%
Combined ratio	100.2%	123.0%	68.6%	66.1%	83.2%	93.0%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	Quarter Ended December 31,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	12.2%	2.0%	16.7%	21.3%	14.6%	12.2%

Net of Prior Year Net Loss Reserve Development

	Quarter Ended December 31,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	85.5%	99.8%	49.8%	48.6%	66.3%	72.9%
Acquisition expense ratio	8.2%	7.1%	22.7%	24.8%	16.0%	16.4%
General and administrative expense ratio	18.7%	18.1%	12.8%	14.0%	15.5%	15.9%
Combined ratio	112.4%	125.0%	85.3%	87.4%	97.8%	105.2%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

	Year Ended December 31,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	71.4%	81.8%	36.4%	41.6%	52.1%	60.5%
Acquisition expense ratio	7.8%	6.8%	24.7%	22.4%	17.1%	15.1%
General and administrative expense ratio	20.9%	16.7%	13.5%	12.8%	16.8%	14.6%
Combined ratio	100.1%	105.3%	74.6%	76.8%	86.0%	90.2%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	Year Ended December 31,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	9.7%	3.6%	14.9%	17.6%	12.5%	11.0%

Net of Prior Year Net Loss Reserve Development

	Year Ended December 31,
	Insurance		Reinsurance		Total
	2014	2013	2014	2013	2014	2013

Net loss ratio	81.1%	85.4%	51.3%	59.2%	64.6%	71.5%
Acquisition expense ratio	7.8%	6.8%	24.7%	22.4%	17.1%	15.1%
General and administrative expense ratio	20.9%	16.7%	13.5%	12.8%	16.8%	14.6%
Combined ratio	109.8%	108.9%	89.5%	94.4%	98.5%	101.2%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the quarter ended December 31, 2014 and 2013:

	Quarter Ended		Quarter Ended
	December 31, 2014		December 31, 2013
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$69,580	$28,142	$58,220	$24,454
Casualty and other specialty	104,535	51,889	69,590	44,307
Professional lines	87,477	29,008	55,056	32,138
Property, marine and energy	60,391	31,663	17,860	11,077
Subtotal Insurance	$321,983	$140,702	$200,726	$111,976

Reinsurance
Catastrophe	$11,020	$9,442	13,778	12,270
Property	4,219	4,220	9,358	9,417
Casualty	20,267	20,278	29,900	29,495
Professional lines	43,400	43,400	113,089	113,089
Specialty	20,137	15,926	3,958	3,817
Subtotal Reinsurance	$99,043	$93,266	$170,083	$168,088

Total	$421,026	$233,968	$370,809	$280,064

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the year ended December 31, 2014 and 2013:

	Year Ended		Year Ended
	December 31, 2014		December 31, 2013
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$866,025	$459,149	$954,389	$570,738
Casualty and other specialty	396,113	195,927	303,803	218,298
Professional lines	263,538	93,640	148,537	95,101
Property, marine and energy	190,452	111,690	68,700	48,373
Subtotal Insurance	$1,716,128	$860,406	$1,475,429	$932,510

Reinsurance
Catastrophe	$343,213	$252,973	$355,751	$294,260
Property	287,326	287,235	297,806	292,872
Casualty	159,533	157,947	241,358	239,525
Professional lines	174,656	174,656	163,594	163,594
Specialty	213,220	200,989	131,306	126,172
Subtotal Reinsurance	$1,177,948	$1,073,800	$1,189,815	$1,116,423

Total	$2,894,076	$1,934,206	$2,665,244	$2,048,933

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance's net income, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the quarters and years ended December 31, 2014 and 2013:

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income	$84,573	$67,181	$348,450	$311,915
(Less) add after-tax items:
Net foreign exchange (gains) losses	(246)	5,708	3,672	14,352
Net realized and unrealized losses (gains)	2,187	(4,808)	(15,969)	(14,064)
Net impairment losses recognized in earnings	198	26	609	1,568
Operating income before preferred dividends	$86,712	$68,107	$336,762	$313,771
Preferred dividends	(8,186)	(8,186)	(32,750)	(32,750)
Operating income allocated to common and
participating common shareholders	$78,526	$59,921	$304,012	$281,021

Operating income allocated to common
shareholders under the two-class method	$76,252	$58,267	$295,232	$274,534

Weighted average diluted common shares	43,557,332	43,120,449	43,415,244	42,818,207

Operating income per diluted common share [b]	$1.75	$1.35	$6.80	$6.41

Average common equity [a]	$2,722,818	$2,432,780	$2,605,866	$2,368,573

Operating return on average common equity	2.9%	2.5%	11.7%	11.9%

Annualized operating return on average common equity	11.5%	9.9%	11.7%	11.9%

Net income	$84,573	$67,181	$348,450	$311,915
Preferred dividends	(8,186)	(8,186)	(32,750)	(32,750)
Net income available to common and
participating common shareholders	$76,387	$58,995	$315,700	$279,165

Net income allocated to common shareholders
under the two-class method	$74,175	$57,367	$306,582	$272,721

Net income per diluted common share [b]	$1.70	$1.33	$7.06	$6.37

Return on average common equity, Net income	2.8%	2.4%	12.1%	11.8%

Annualized return on average common equity, Net income	11.2%	9.7%	12.1%	11.8%
[a] Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares.
[b] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS
(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance's net income available to common and participating common shareholders, net income per basic or diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to net income, operating income available to common and participating common shareholders, operating income per basic or diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity excluding expenses incurred related to the proposed acquisition of Aspen (all non-GAAP measures) for the quarter and year ended December 31, 2014:

	Quarter Ended			Year Ended
	December 31, 2014			December 31, 2014
	As Reported	Expenses Incurred Related to the Proposed Acquisition of Aspen [a]	Excluding Expenses Incurred Related to the Proposed Acquisition of Aspen	As Reported	Expenses Incurred Related to the Proposed Acquisition of Aspen [a]	Excluding Expenses Incurred Related to the Proposed Acquisition of Aspen

Net income available to common and participating common shareholders	$76,387	$171	$76,558	$315,700	$20,260	$335,960
Less amount allocated to participating common shareholders [b]	(2,212)	(5)	(2,217)	(9,118)	(585)	(9,703)
Net income allocated to common shareholders	$74,175	$166	$74,341	$306,582	$19,675	$326,257

Net income per diluted common share [c]	$1.70	$0.01	$1.71	$7.06	$0.45	$7.51

Return on average common equity, Net income [d]	2.8%	—%	2.8%	12.1%	0.8%	12.9%

Annualized return on average common equity, Net income [d]	11.2%	—%	11.2%	12.1%	0.8%	12.9%

Operating income available to common and participating common shareholders	$78,526	$171	$78,697	$304,012	$20,260	$324,272
Less amount allocated to participating common shareholders [b]	(2,274)	(5)	(2,279)	(8,780)	(585)	(9,365)
Operating income allocated to common shareholders	$76,252	$166	$76,418	$295,232	$19,675	$314,907

Operating income per diluted common share [c]	$1.75	$—	$1.75	$6.80	$0.45	$7.25

Return on average common equity, Operating income [d]	2.9%	—%	2.9%	11.7%	0.7%	12.4%

Annualized return on average common equity, Operating income [d]	11.5%	0.1%	11.6%	11.7%	0.7%	12.4%
[a] The Company incurred $0.2 million and nil of general and administrative expenses and interest expense, respectively, in relation to the Company's proposed acquisition of Aspen for the quarter ended December 31, 2014. For the year ended December 31, 2014, the Company incurred $15.5 million and $4.8 million of general and administrative expenses and interest expense, respectively, in relation to the Company's proposed acquisition of Aspen.
[b] Represents earnings and dividends allocated to holders of unvested restricted shares issued under the Company's stock compensation plans that are considered participating securities related to the calculation of earnings per share under the two-class method. In periods of loss, no losses are allocated to participating common shareholders.
[c] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.
[d] Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares.

Net income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen, or net income per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, reflect the current period impact of those costs incurred by the Company and reflects the results of operations in a manner similar to that used by management to analyse the Company’s underlying business performance. Net income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen or net income per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, should not be viewed as a substitute for GAAP net income available to common and participating common shareholders, or basic or diluted earnings per common share, respectively.

Operating income and operating income per basic or diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Operating income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen, or net operating per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, reflect the current period impact of those costs incurred by the Company and reflects the results of operations in a manner similar to that used by management to analyse the Company’s underlying business performance. Operating income available to common and participating common shareholders, excluding expenses incurred related to the proposed acquisition of Aspen or net operating per basic or diluted common share, excluding expenses incurred related to the proposed acquisition of Aspen, should not be viewed as a substitute for GAAP net income available to common and participating common shareholders, or basic or diluted earnings per common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@endurance.bm